CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 31, 2002, relating to the financial statements and financial highlights of Capital World Growth and Income Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Prospectuses, Reports to Shareholders and Proxy Statement" in such Registration Statement.


PricewaterhouseCoopers LLP
Los Angeles, California
January 27, 2003